Exhibit 1.4




                      AGREEMENT AND PLAN OF SHARE EXCHANGE


                                  by and among


                      Australia China Investments Limited,
                      a British Virgin Islands Corporation,

                                       and

             the Stockholders of Australia China Investments Limited

                                on the one hand;

                                       and

                       Equity Finance Holding Corporation,
                              a Belize corporation

                                       and

           Certain Stockholders of Equity Finance Holding Corporation,

                                on the other hand

                                 10 January 2003




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                      AGREEMENT AND PLAN OF SHARE EXCHANGE

This Agreement and Plan of Share Exchange, dated as of 10 January 2003 (this "Agreement"), is made and entered into by and among Australia China Investments Limited, a British Virgin Islands corporation ("Australia China Investments"), and the stockholders of Australia China Investments identified on Schedule A hereto (collectively, the "Stockholders" and each, individually, a "Stockholder"), on the one hand, and Equity Finance Holding Corporation, a Belize corporation ("EFHLF"), and the stockholders of EFHLF listed on Schedule B hereto who together own at least a majority of EFHLF's outstanding capital stock (collectively, the "EFHLF Stockholders"), on the other hand.

         WHEREAS, the respective Boards of Directors of Australia China Investments and EFHLF have adopted resolutions approving and adopting the proposed share exchange (the "Exchange") upon the terms and conditions hereinafter set forth in this Agreement;

         WHEREAS, the Stockholders holds an aggregate of 5,000,000 shares and now in the progress to increase the shares to 824,283,600 shares for the capitalization of the loan from the shareholders of Australia China Investments's capital stock (the "Australia China Investments Shares"), which represent all of the issued and outstanding shares of capital stock of Australia China Investments, and the Stockholder desires to participate in the Exchange;

         WHEREAS, Australia China Investments will enter into this Agreement for the purpose of evidencing its consent to the consummation of the Exchange and for the purpose of making certain representations, warranties, covenants and agreements;

         WHEREAS, the EFHLF Stockholders will enter into this Agreement for the purpose of making certain representations, warranties, covenants and agreements;

         WHEREAS, it is intended that the terms and conditions of this Agreement comply in all respects with Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended ("the Code") and the regulations corresponding thereto, so that the Exchange shall qualify as a tax free reorganization under the Code;

         NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

                                    ARTICLE 1
                                  THE EXCHANGE

         1.1 The Exchange. Upon the terms and subject to the conditions hereof, at the Closing (as hereinafter defined) the Stockholders will sell, convey, assign, transfer and deliver to EFHLF stock certificates representing the Australia China Investments Shares, and (i) EFHLF will issue to the Stockholders or the Stockholders' nominees, one or more stock certificates representing an aggregate of 6,000,000 shares of its common capital stock, par value $.01 per share ("EFHLF Common Stock") [and] (ii) EFHLF Stockholders will transfer to the Stockholders or the Stockholders' nominees one or more stock certificates representing an aggregate of 3,000,000 out of 4,634,100 the EFHLF Shares owned by EFHLF Stockholders (collectively "the EFHLF Shares") in exchange for the Australia China Investments Shares.

         1.2 Closing.  The closing of the Exchange  (the  "Closing")  shall take place on or before................ 31 January 2003, or on such other date as may be mutually agreed upon by the parties. Such date is referred to herein as the "Closing Date."

                                    ARTICLE 2
          REPRESENTATIONS AND WARRANTIES OF AUSTRALIA CHINA INVESTMENTS

         Australia China Investments hereby represents and warrants to EFHLF as follows:

         2.1   Organization.   Australia   China   Investments   has  been  duly


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incorporated, is validly existing as a corporation and is in good standing under the laws of its jurisdiction of incorporation, and has the requisite power to carry on its business as now conducted.

         2.2 Capitalization. The authorized capital stock of Australia China Investments consists of [5,000,000] shares of common stock, $0.01 par value, of which [5,000,000] shares are issued and outstanding. All of the issued and outstanding shares of capital stock of Australia China Investments are duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights. There are no outstanding or authorized options, rights, warrants, calls, convertible securities, rights to subscribe, conversion rights or other agreements or commitments to which Australia China Investments is a party or which are binding upon Australia China Investments providing for the issuance or transfer by Australia China Investments of additional shares of its capital stock and Australia China Investments has not reserved any shares of its capital stock for issuance, nor are there any outstanding stock option rights, phantom equity or similar rights, contracts, arrangements or commitments which are binding upon Australia China Investments. There are no voting trusts or any other agreements or understandings with respect to the voting of Australia China Investments's capital stock.

         2.3 Certain Corporate Matters. Australia China Investments is duly qualified to do business as a corporation and is in good standing in each jurisdiction in which the ownership of its properties, the employment of its personnel or the conduct of its business requires it to be so qualified, except where the failure to be so qualified would not have a material adverse effect on Australia China Investments's financial condition, results of operations or business. Australia China Investments has full corporate power and authority and all authorizations, licenses and permits necessary to carry on the business in which it is engaged and to own and use the properties owned and used by it.

         2.4 Authority Relative to this Agreement. Australia China Investments has the requisite power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by Australia China Investments and the consummation by Australia China Investments of the transactions contemplated hereby have been duly authorized by the Stockholders and the Board of Directors of Australia China Investments and no other actions on the part of Australia China Investments are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Australia China Investments and constitutes a valid and binding agreement of Australia China Investments, enforceable against Australia China Investments in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

         2.5 Consents and Approvals; No Violations. Except for requirements of applicable law, no filing with, and no permit, authorization, consent or approval of, any third party, public body or authority is necessary for the consummation by Australia China Investments of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by Australia China Investments nor the consummation by Australia China Investments of the transactions contemplated hereby, nor compliance by Australia China Investments with any of the provisions hereof, will (a) conflict with or result in any breach of any provisions of the organizational documents of Australia China Investments, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which Australia China Investments is a party or by which it or its properties or assets may be bound or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Australia China Investments, or any of its properties or assets, except in the case of clauses (b) and (c) for violations, breaches or defaults which are not in the aggregate material to Australia China Investments taken as a whole.

         2.6 Title to Assets. Australia China Investments has good and marketable title to all of the assets and properties now carried on its books including 85% ownership of Yantai Dahua Paper Industry Company Limited and those reflected in the most recent balance sheet contained in the Australia China Investments Financial Statements, free and clear of all liens, claims, charges, security interests or other encumbrances, except as described in the Australia China Investments Financial Statements or arising thereafter in the ordinary course of business (none of which will be material).

         2.7 Disclosure. The representations and warranties and statements of fact made by Australia China Investments in this Agreement are, as applicable, accurate, correct and complete and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not false or misleading.

                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES
                               OF THE STOCKHOLDERS

         The Stockholders hereby represents and warrants to EFHLF and the EFHLF Stockholders, as to themselves and their respective ownership in the Australia China Investments Shares, as follows:

         3.1 Ownership of the Australia China Investments Shares. The Stockholders own, beneficially and of record, good and marketable title to the Australia China Investments Shares, free and clear of all security interests, liens, adverse claims, encumbrances, equities, proxies, options or stockholders' agreements. At the Closing, the Stockholder will convey to EFHLF good and marketable title to the Australia China Investments Shares, free and clear of any security interests, liens, adverse claims, encumbrances, equities, proxies, options, stockholders' agreements or restrictions.

         3.2 Authority Relative to this Agreement. The execution, delivery and performance of this Agreement by the Stockholders and the consummation by the Stockholders of the transactions contemplated hereby have been duly authorized by the Stockholders, and no other actions on the part of the Stockholders are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Stockholders and constitutes a valid and binding agreement of the Stockholders, enforceable against the Stockholders in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

         3.3 Consents and Approvals; No Violations. Except for requirements of applicable laws, no filing with, and no permit, authorization, consent or approval of, any public body or authority is necessary for the consummation by the Stockholders of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by the Stockholders nor the consummation by the Stockholders of the transactions contemplated hereby, nor compliance by the Stockholders with any of the provisions hereof, will (a) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which the Stockholders are a party or by which the Stockholders or their properties may be bound or (b) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Stockholders, except in the case of clauses (a) and (b) for violations, breaches or defaults which are not in the aggregate material to the Stockholders.

         3.4 Restricted Securities. The Stockholders acknowledge that the EFHLF Shares will not be registered pursuant to the Securities Act of 1933, as amended (the "Securities Act") or any applicable state securities laws that the EFHLF Shares are issued without such registration in reliance upon the exemption afforded by Regulation S of the Securities Act of 1933 for offers and sales that occur outside the United States, that the EFHLF Shares will be characterized as "restricted securities" under federal securities laws and are subject to a distribution compliance period of one-year, and that under such laws and applicable regulations the EFHLF Shares cannot be sold or otherwise disposed of


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without registration under the Securities Act or an exemption therefrom. In this regard, the Stockholders are familiar with Rule 144 promulgated under the Securities Act, as currently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Each of the Stockholders is not a "U.S. Person" as that term is defined in Rule 902(k) of the Securities Act of 1933.

         3.5 Legend. The Stockholders acknowledge that the certificate(s) representing the EFHLF Shares shall each conspicuously set forth on the face or back thereof a legend in substantially the following form:

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE UNITED STATES OR TO A U.S. PERSON IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED IN THE UNITED STATES OR TO A U.S. PERSON.

                                    ARTICLE 4
                        REPRESENTATIONS AND WARRANTIES OF
                        EFHLF AND THE EFHLF STOCKHOLDERS

         EFHLF and the EFHLF Stockholders hereby represent and warrant, jointly and severally, to Australia China Investments and the Stockholders as follows:

         4.1 Organization. EFHLF is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and has the requisite corporate power to carry on its business as now conducted.

         4.2 Capitalization. EFHLF's authorized capital stock consists of 100,000,000 shares of capital stock, all of which are designated as Common Stock, of which 5,149,000 shares are and at the Closing will be issued and outstanding. All issued and outstanding shares of EFHLF Common Stock are duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights. When issued, the EFHLF Shares will be duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights, there are no outstanding or authorized options, rights, warrants, calls, convertible securities, rights to subscribe, conversion rights or other agreements or commitments to which EFHLF is a party or which are binding upon EFHLF providing for the issuance by EFHLF or transfer by EFHLF of additional shares of EFHLF's capital stock and EFHLF has not reserved any shares of its capital stock for issuance, nor are there any outstanding stock option rights, phantom equity or similar rights, contracts, arrangements or commitments to issue capital stock of EFHLF. There are no voting trusts or any other agreements or understandings with respect to the voting of EFHLF's capital stock.

         4.3 Certain Corporate Matters. EFHLF is duly licensed or qualified to do business and is in good standing as a foreign corporation in every jurisdiction in which the character of EFHLF's properties or nature of EFHLF's business requires it to be so licensed or qualified other than such jurisdictions in which the failure to be so licensed or qualified does not, or insofar as can reasonably be foreseen, in the future will not, have a material adverse effect on its financial condition, results of operations or business. EFHLF has full corporate power and authority and all authorizations, licenses and permits necessary to carry on the business in which it is engaged or in which it proposes presently to engage and to own and use the properties owned and used by it. EFHLF has delivered to Australia China Investments true, accurate and complete copies of its Certificate of Incorporation and Bylaws, which reflect all restatements of and amendments made thereto at any time prior to the date of this Agreement. The records of meetings of the stockholders and Board of Directors of EFHLF are complete and correct in all material respects. The stock records of EFHLF and the Stockholder lists of EFHLF that EFHLF has previously furnished to Australia China Investments are complete and correct in all material respects and accurately reflect the record ownership and the


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beneficial  ownership of all the outstanding shares of EFHLF's capital stock and any other outstanding securities issued by EFHLF. EFHLF is not in default under or in violation of any provision of its Certificate of Incorporation or Bylaws in any material respect. EFHLF is not in any material default or in violation of any restriction, lien, encumbrance, indenture, contract, lease, sublease, loan agreement, note or other obligation or liability by which it is bound or to which any of its assets is subject.

         4.4 Authority Relative to this Agreement. EFHLF has the requisite corporate power and authority to enter into this Agreement and carry out its obligations hereunder. The execution, delivery and performance of this Agreement by EFHLF and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of EFHLF and no other actions on the part of EFHLF are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by EFHLF and constitutes a valid and binding obligation of EFHLF, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

         4.5 Consents and Approvals; No Violations. Except for applicable requirements of federal securities laws and state securities or blue-sky laws, no filing with, and no permit, authorization, consent or approval of, any third party, public body or authority is necessary for the consummation by EFHLF of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by EFHLF nor the consummation by EFHLF of the transactions contemplated hereby, nor compliance by EFHLF with any of the provisions hereof, will (a) conflict with or result in any breach of any provisions of the charter or Bylaws of EFHLF, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which EFHLF is a party or by which it or any of its properties or assets may be bound or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to EFHLF, or any of its properties or assets, except in the case of clauses (b) and (c) for violations, breaches or defaults which are not in the aggregate material to EFHLF taken as a whole.

         4.6 SEC Documents. EFHLF hereby makes reference to the following documents filed with the United States Securities and Exchange Commission (the "SEC"), as posted on the SEC's website, www.sec.gov: (collectively, the "SEC Documents"): (a) Current Report on Form 8-K as filed on August 30, 2002; (b) Annual and Transition Report of Foreign Private Issuers [Sections 13 or 15(d)] on Form 20-F for the fiscal year ended December 31, 2001; (c) Current Report on Form 8-K as filed on June 27, 2002; (d) Notification of inability to timely file Form 20-F on Form NT 20-F as filed on June 25, 2002; (e) Current Report on Form 8-K as filed on June 25, 2002; (f) Annual and Transition Report of Foreign Private Issuers [Sections 13 or 15(d)] on Form 20-F for the fiscal year ended December 31, 2000; (g) Notification of inability to timely file Form 20-F on Form NT 20-F as filed on March 30, 2001; (h) Annual and Transition Report of Foreign Private Issuers [Sections 13 or 15(d)] on Form 20-F for the fiscal year ended June 29, 2000, and all amendments thereto. The SEC Documents constitute all of the documents and reports that EFHLF was required to file with the SEC pursuant to the Securities Exchange Act of 1934 ("Exchange Act") and the rules and regulations promulgated thereunder by the SEC since the effectiveness of EFHLF's Form 20-F filed on June 29, 2000. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder and none of the SEC Documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of EFHLF included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles in the United States (except, in the case of unaudited statements, as permitted by the applicable form under the Exchange Act) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the financial position of EFHLF as of the dates thereof and its statements of operations, stockholders' equity and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments which were and are not expected to have a material adverse effect on EFHLF, its business, financial condition or results of operations). Except as and to the extent set forth on the consolidated balance sheet of EFHLF as of September 30, 2002, including the notes thereto, EFHLF has no liability or obligation of any nature (whether accrued, absolute, contingent or otherwise and whether required to be reflected on a balance sheet or not), except for liabilities and obligations incurred in the ordinary course of business consistent with past practices since September 30, 2002 which in the aggregate could not reasonably be expected to have a material adverse effect on EFHLF, its business, financial condition or results of operations.

         4.7      Financial Statements.

                  (a) Included in the SEC Documents are the audited balance sheet of EFHLF as at December 31, 2001, and the related statements of income, stockholders' equity and cash flows for the two years then ended, together with the unqualified report thereon (except with respect to continuation as a going concern) of Malone & Bailey, PLLC ("Malone"), independent auditor (collectively, "EFHLF's Audited Financials").

                  (b) Included in the SEC Documents are the unaudited balance sheets of EFHLF as at September 30, 2002, and the related statements of operations and cash flows for the nine months ended September 30, 2002, ("EFHLF's Interim Financials"). The unaudited balance sheet at September 30, 2002 included in EFHLF's Interim Financials is hereinafter referred to as the "Unaudited Balance Sheet" and September 30, 2002 is hereinafter referred to as the "EFHLF Balance Sheet Date".

                  (c) EFHLF's Audited Financials and EFHLF's Interim Financials (collectively "EFHLF's Financial Statements") are (i) in accordance with the books and records of EFHLF, (ii) correct and complete, (iii) fairly present the financial position and results of operations of EFHLF as of the dates indicated, and (iv) prepared in accordance with U.S. GAAP (except that (x) unaudited financial statements may not be in accordance with GAAP because of the absence of footnotes normally contained therein, and (y) interim (unaudited) financials are subject to normal year-end audit adjustments that in the aggregate will not have a material adverse effect on EFHLF, its business, financial condition or results of operations and (z) EFHLF's Financial Statements do not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made not misleading.

         4.8 Events Subsequent to Financial Statements. Since December 31, 2001, there has not been:

         (a) Any sale, lease, transfer, license or assignment of any assets, tangible or intangible, of EFHLF;

         (b) Any damage, destruction or property loss, whether or not covered by insurance, affecting adversely the properties or business of EFHLF;

         (c) Any declaration or setting aside or payment of any dividend or distribution with respect to the shares of capital stock of EFHLF or any redemption, purchase or other acquisition of any such shares;

         (d) Any subjection to any lien on any of the assets, tangible or intangible, of EFHLF;

         (e) Any incurrence of indebtedness or liability or assumption of obligations by EFHLF;

         (f) Any waiver or release by EFHLF of any right of any material value;

         (g) Any compensation or benefits paid to officers or directors of EFHLF;

         (h) Any change made or authorized in the Certificate of Incorporation or Bylaws of EFHLF; or

         (i) Any loan to or other transaction with any officer, director or stockholder of EFHLF giving rise to any claim or right of EFHLF against any such person or of such person against EFHLF.

         4.9 Undisclosed Liabilities. Except as otherwise disclosed in EFHLF's Financial Statements, EFHLF has no material liability or obligation whatsoever, either direct or indirect, matured or unmatured, accrued, absolute, contingent or otherwise; there is no material pending or threatened legal proceeding against EFHLF or any of it property.

         4.10     Tax Matters.

         (a) EFHLF has duly filed all material federal, state, local and foreign tax returns required to be filed by or with respect to it with the Internal Revenue Service or other applicable taxing authority, and no extensions with respect to such tax returns have been requested or granted;

         (b) EFHLF has paid, or adequately reserved against in EFHLF's Financial Statements, all material taxes due, or claimed by any taxing authority to be due, from or with respect to it;

         (c) To the best knowledge of EFHLF, there has been no material issue raised or material adjustment proposed (and none is pending) by the Internal Revenue Service or any other taxing authority in connection with any of EFHLF's tax returns;

         (d) No waiver or extension of any statute of limitations as to any material federal, state, local or foreign tax matter has been given by or requested from EFHLF; and

         (E) EFHLF HAS NOT FILED A CONSENT UNDER SECTION 341(F) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

         For the purposes of this Section 4.10, a tax is due (and must therefore either be paid or adequately reserved against in EFHLF's Financial Statements) only on the last date payment of such tax can be made without interest or penalties, whether such payment is due in respect of estimated taxes, withholding taxes, required tax credits or any other tax.

         4.11     Real Property. EFHLF does not own or lease any real property.

         4.12 Books and Records. The books and records of EFHLF delivered to the Stockholder prior to the Closing fully and fairly reflect the transactions to which EFHLF is a party or by which it or its properties are bound.

         4.13 Questionable Payments. Neither EFHLF nor any employee, agent or representative of it has, directly or indirectly, made any bribes, kickbacks, illegal payments or illegal political contributions using Company funds or made any payments from EFHLF's funds to governmental officials for improper purposes or made any illegal payments from EFHLF's funds to obtain or retain business.

         4.14     Environmental Matters.

         (a) Definitions. For the purpose of this Agreement, the following terms shall have the meaning herein specified:

                  (i) "Governmental Authority" shall mean the United States, each state, each county, each city and each other political subdivision in which EFHLF's business is located, and any court, political subdivision, agency or instrumentality with jurisdiction over EFHLF's business.

                  (ii) "Environmental Laws" shall mean (A) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C.A. 9601 et seq. ("CERCLA"), (B) the Resource Conservation and Recovery Act, as amended by the Hazardous and Solid Waste Amendment of 1984, 42 U.S.C.A. 6901 et seq. ("RCRA"), (C) the Clean Air Act, 42 U.S.C.A. 7401 et seq., (D) the Federal Water Pollution Control Act, as amended, 33 U.S.C.A. 1251 et seq., (E) the Toxic Substances Control Act, 15 U.S.C.A. 2601 et seq., (F) all applicable state laws, and (G) all other laws and ordinances relating to municipal waste, solid waste, air pollution, water pollution and/or the handling, discharge, disposal or recovery of on-site or off-site hazardous substances or materials, as each of the foregoing has been or may hereafter be amended from time to time.

                  (iii) "Hazardous Materials" shall mean, among others, (A) any "hazardous waste" as defined by RCRA, and regulations promulgated thereunder; (B) any "hazardous substance" as defined by CERCLA, and regulations promulgated thereunder; (C) any "toxic pollutant" as defined in the Federal Water Pollution Prevention and Control Act, as amended, 33 U.S.C. 1251 et seq., (commonly known as "CWA" for "Clean Water Act"), and any regulations thereunder; (D) any "hazardous air pollutant" as defined in the Air Pollution Prevention and Control Act, as amended, 42 U.S.C. 7401 et seq. (commonly known as "CAA" for "Clean Air Act") and any regulations thereunder; (E) asbestos; (F) polychlorinated biphenyls; (G) any substance the presence of which at the Business Location (as hereinafter defined) is prohibited by any Environmental Laws; and (H) any other substance which is regulated by any Environmental Laws.

                  (iv) "Hazardous Materials Contamination" shall mean the presence of Hazardous Materials in the soil, groundwater, air or any other media regulated by the Environmental Laws on, under or around EFHLF's facilities at levels or concentration which trigger any requirement under the Environmental Laws to remove, remediate, mitigate, abate or otherwise reduce the level or concentration of the Hazardous Materials. The term "Hazardous Materials Contamination" does not include the presence of Hazardous Materials in process tanks, lines, storage or reactor vessels, delivery trucks or any other equipment or containers, which Hazardous Materials are used in the manufacture, processing, distribution, use, storage, sale, handling, transportation, recycling, reuse or disposal of the products that were manufactured and/or distributed by EFHLF.

                  (v)  "Business   Location"   shall  mean  any  real  property,
                  building, facility or structure owned, leased or occupied by EFHLF at any time from its inception until the present.

         (b) Representations and Warranties. Based on the foregoing, EFHLF and the EFHLF Stockholders, jointly and severally, represent and warrant that:

                  (i) To the best knowledge of EFHLF and the EFHLF Stockholders, after due investigation, there has been no material failure by EFHLF to comply with all applicable requirements of Environmental Laws relating to EFHLF, EFHLF's operations, and EFHLF's manufacture, processing, distribution, use, treatment, generation, recycling, reuses, sale, storage, handling, transportation or disposal of any Hazardous Material and EFHLF is not aware of any facts or circumstances which could materially impair such compliance with all applicable Environmental Laws.

                  (ii) EFHLF has not received notice from any Governmental Authority or any other person of any actual or alleged violation of any Environmental Laws, nor is any such notice anticipated.

                   (iii) To the best knowledge of EFHLF and the EFHLF Stockholders, after due investigation, Environmental Laws do not require that any permits, licenses or similar authorizations to construct, occupy or operate any equipment or facilities used in the conduct of EFHLF's business.

                  (iv) No Hazardous Materials are now located at the Business Location, and, to the best knowledge of EFHLF, after due investigation, EFHLF has not ever caused or permitted any Hazardous Materials to be generated, placed, stored, held, handled, located or used at the Business Location, except those which may lawfully be used, transported, stored, held, handled, generated or placed at the Business Location in the conduct of EFHLF's business.

                  (v) EFHLF has not received any notices, whether from a Governmental Authority or some other third party, that Hazardous Material Contamination exists at the Business Location or at any other location utilized by EFHLF in the conduct of its business nor is EFHLF aware of any circumstances that would give rise to an allegation of such contamination.

                  (vi) To the best knowledge of EFHLF and the EFHLF Stockholders, after due investigation, no investigation, administrative order, consent order or agreement, litigation or settlement with respect to Hazardous Materials or Hazardous Materials Contamination is proposed, threatened, anticipated, pending or otherwise in existence with respect to the Business Location or with respect to any other site controlled or utilized by EFHLF in the operation of its business. To the best knowledge of EFHLF, after due investigation, the Business Location is not currently on, and has never been on, any federal or state "Superfund" or "Superlien" list.

         4.15 Intellectual Property. EFHLF does not own or use any trademarks, trade names, service marks, patents, copyrights or any applications with respect thereto. EFHLF has no knowledge of any claim that, or inquiry as to whether, any product, activity or operation of EFHLF infringes upon or involves, or has resulted in the infringement of, any trademarks, trade-names, service marks, patents, copyrights or other proprietary rights of any other person, corporation or other entity; and no proceedings have been instituted, are pending or are threatened.

         4.16     Insurance. EFHLF has no insurance policies in effect.
                  ---------

         4.17 Contracts. Except as set forth on Schedule 4.17, EFHLF has no material contracts, leases, arrangements or commitments (whether oral or written). EFHLF is not a party to or bound by or affected by any contract, lease, arrangement or commitment (whether oral or written) relating to: (a) the employment of any person; (b) collective bargaining with, or any representation of any employees by, any labor union or association; (c) the acquisition of services, supplies, equipment or other personal property; (d) the purchase or sale of real property; (e) distribution, agency or construction; (f) lease of real or personal property as lessor or lessee or sublessor or sublessee; (g) lending or advancing of funds; (h) borrowing of funds or receipt of credit; (i) incurring any obligation or liability; or (j) the sale of personal property.

         4.18 Litigation. EFHLF is not subject to any judgment or order of any court or quasijudicial or administrative agency of any jurisdiction, domestic or foreign, nor is there any charge, complaint, lawsuit or governmental investigation pending against EFHLF. EFHLF is not a plaintiff in any action, domestic or foreign, judicial or administrative. There are no existing actions, suits, proceedings against or investigations of EFHLF, and EFHLF knows of no basis for such actions, suits, proceedings or investigations. There are no unsatisfied judgments, orders, decrees or stipulations affecting EFHLF or to which EFHLF is a party.

         4.19 Employees. EFHLF does not have any employees. EFHLF does not owe any compensation of any kind, deferred or otherwise, to any current or previous employees. EFHLF has no written or oral employment agreements with any officer or director of EFHLF. EFHLF is not a party to or bound by any collective bargaining agreement. Except as set forth on Schedule 4.19, there are no loans or other obligations payable or owing by EFHLF to any stockholder, officer, director or employee of EFHLF, nor are there any loans or debts payable or owing by any of such persons to EFHLF or any guarantees by EFHLF of any loan or obligation of any nature to which any such person is a party.

         4.20 Employee Benefit Plans. EFHLF has no (a) non-qualified deferred or incentive compensation or retirement plans or arrangements, (b) qualified retirement plans or arrangements, (c) other employee compensation, severance or termination pay or welfare benefit plans, programs or arrangements or (d) any related trusts, insurance contracts or other funding arrangements maintained, established or contributed to by EFHLF.

         4.21 Legal Compliance. To the best knowledge of EFHLF, after due investigation, no claim has been filed against EFHLF alleging a violation of any applicable laws and regulations of foreign, federal, state and local governments and all agencies thereof. EFHLF holds all of the material permits, licenses, certificates or other authorizations of foreign, federal, state or local governmental agencies required for the conduct of its business as presently conducted.

         4.22 No Subsidiaries.  EFHLF does not own any capital stock or have any
interest   in  any   corporation,   partnership,   or  other  form  of  business
organization.

         4.23 Broker's Fees. Neither EFHLF, nor anyone on its behalf has any liability to any broker, finder, investment banker or agent, or has agreed to pay any brokerage fees, finder's fees or commissions, or to reimburse any expenses of any broker, finder, investment banker or agent in connection with this Agreement. EFHLF indemnifies Australia China Investments and the Stockholders with respect to any such liability.

         4.24 Disclosure. The representations and warranties and statements of fact made by EFHLF in this Agreement are, as applicable, accurate, correct and complete and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not false or misleading.

                                    ARTICLE 5
                                 INDEMNIFICATION

         5.1 The EFHLF Stockholders hereby agree, jointly and severally, to indemnify Australia China Investments, the Stockholders and each of the officers, agents and directors of Australia China Investments against any loss, liability, claim, damage or expense (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever) to which it or they may become subject arising out of or based on any breach of or inaccuracy in any of the representations and warranties made by EFHLF and/or the EFHLF Stockholders herein or any misrepresentation made by EFHLF and/or the EFHLF Stockholders in this Agreement. The indemnification provided for in this paragraph shall survive the Closing until the expiration of the applicable statute of limitations.

                                    ARTICLE 6
                     COVENANTS AND AGREEMENTS OF THE PARTIES

b.       EFFECTIVE PRIOR TO CLOSING

         6.1 Corporate Examinations and Investigations. Prior to the Closing, each party shall be entitled, through its employees and representatives, to make such investigations and examinations of the books, records and financial condition of Australia China Investments and EFHLF as each party may request. In order that each party may have the full opportunity to do so, Australia China Investments and EFHLF, the Stockholder and each of the EFHLF Stockholders shall furnish each party and its representatives during such period with all such information concerning the affairs of Australia China Investments or EFHLF as each party or its representatives may reasonably request and cause Australia China Investments or EFHLF and their respective officers, employees, consultants, agents, accountants and attorneys to cooperate fully with each party's representatives in connection with such review and examination and to make full disclosure of all information and documents requested by each party and/or its representatives. Any such investigations and examinations shall be conducted at reasonable times and under reasonable circumstances, it being agreed that any examination of original documents will be at each party's premises, with copies thereof to be provided to each party and/or its representatives upon request.

         6.2 Cooperation; Consents. Prior to the Closing, each party shall cooperate with the other parties to the end that the parties shall (i) in a timely manner make all necessary filings with, and conduct negotiations with, all authorities and other persons the consent or approval of which, or the license or permit from which is required for the consummation of the Exchange and (ii) provide to each other party such information as the other party may reasonably request in order to enable it to prepare such filings and to conduct such negotiations.

         6.3 Conduct of Business. Subject to the provisions hereof, from the date hereof through the Closing, each party hereto shall (i) conduct its business in the ordinary course and in such a manner so that the representations and warranties contained herein shall continue to be true and correct in all material respects as of the Closing as if made at and as of the Closing and (ii) not enter into any material transactions or incur any material liability not required or specifically contemplated hereby, without first obtaining the written consent of Australia China Investments and the Stockholder on the one hand and EFHLF and the EFHLF Stockholders on the other hand. Without the prior written consent of Australia China Investments, the Stockholder, EFHLF or the EFHLF Stockholders, except as required or specifically contemplated hereby, each party shall not undertake or fail to undertake any action if such action or failure would render any of said warranties and representations untrue in any material respect as of the Closing.

               6.4 Litigation. From the date hereof through the Closing, each party hereto shall promptly notify the representative of the other parties of any lawsuits, claims, proceedings or investigations which after the date hereof are threatened or commenced against such party or any of its affiliates or any officer, director, employee, consultant, agent or shareholder thereof, in their capacities as such, which, if decided adversely, could reasonably be expected to have a material adverse effect upon the condition (financial or otherwise), assets, liabilities, business, operations or prospects of such party or any of its subsidiaries.

               6.5 Notice of Default. From the date hereof through the Closing, each party hereto shall give to the representative of the other parties prompt written notice of the occurrence or existence of any event, condition or circumstance occurring which would constitute a violation or breach of this Agreement by such party or which would render inaccurate in any material respect any of such party's representations or warranties herein.

                                    ARTICLE 7
                              CONDITIONS TO CLOSING

         7.1 Conditions to Obligations of Australia China Investments and the Stockholder. The obligations of Australia China Investments and the Stockholder under this Agreement shall be subject to each of the following conditions:

                  (a) Closing Deliveries. At the Closing, EFHLF and/or the EFHLF Stockholders shall have delivered or caused to be delivered to Australia China Investments and the Stockholder the following:

                           (i)   resolutions   duly  adopted  by  the  Board  of
                  Directors of EFHLF authorizing and approving the Exchange and the execution, delivery and performance of this Agreement;

                           (ii) a  certificate  of good  standing for EFHLF from
                  the relevant jurisdiction, dated not earlier than five days prior to the Closing Date;

                           (iii) subject to compliance with [Section 14(f) of the Exchange Act and Rule 14f-1 thereunder], written resignations of all officers and directors of EFHLF in office immediately prior to the Closing, and board resolutions electing the following individuals to the positions with EFHLF listed opposite their names below:

                           Tang Yuxiang ..............Chairman of the Board; CEO
                           Qu Shuzhi ...................................Director

                           (iv) certificate  representing the EFHLF Shares to be
                  delivered pursuant to this Agreement bearing the names of the Stockholders or the Stockholders' nominees, as provided on Schedule A hereto;

                           (v)  such  other   documents   as   Australia   China
                  Investments may reasonably request in connection with the transactions contemplated hereby.

                  (b) Representations and Warranties to be True. The representations and warranties of EFHLF and the EFHLF Stockholders herein contained shall be true in all material respects at the Closing with the same effect as though made at such time. EFHLF and the EFHLF Stockholders shall have performed in all material respects all obligations and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing.

         7.2 Conditions to Obligations of EFHLF and the EFHLF Stockholders. The obligations of EFHLF and the EFHLF Stockholders under this Agreement shall be subject to each of the following conditions:

                  (a) Closing Deliveries. On the Closing Date, Australia China Investments and/or the Stockholder shall have delivered to EFHLF the following:

                           (i) certificate(s) representing the Australia China Investments Shares to be delivered pursuant to this Agreement duly endorsed or accompanied by duly executed stock powers; and

                           (ii) such  other  documents  as EFHLF may  reasonably
                  request in connection with the transactions contemplated hereby.

                  (b)   Representations   and   Warranties   to  be  True.   The
representations and warranties of Australia China Investments and the Stockholder herein contained shall be true in all material respects at the Closing with the same effect as though made at such time. Australia China Investments and the Australia China Investments Stockholder shall have performed in all material respects all obligations and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing.

         7.3 Name Change & State of Incorporation. At or prior to the Closing Date, EFHLF's Board of Directors shall have approved an amendment to the certificate of incorporation to change the name of EFHLF to "YANTAI DAHUA HOLDINGS COMPANY LIMITED". Such amendment shall be carried out promptly upon approval of the same by the shareholders of EFHLF.

         7.4 EFHLF Shareholder Meeting. EFHLF shall call a special shareholders meeting to be held on or prior to the Closing Date at which meeting the shareholders of EFHLF shall be requested to approve, and EFHLF's Board of Directors shall recommend approval of, the terms of this Agreement, including the name change described in Section 7.4 and such other matters as shall require shareholder approval hereunder.

                                    ARTICLE 8
                               GENERAL PROVISIONS

         8.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, sent by overnight courier or mailed by registered or certified mail (postage prepaid and return receipt requested) to the party to whom the same is so delivered, sent or mailed at addresses set forth on the signature page hereof (or at such other address for a party as shall be specified by like notice).

         8.2 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to Sections and Articles refer to sections and articles of this Agreement unless otherwise stated.

         8.3 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated and the parties shall negotiate in good faith to modify this Agreement to preserve each party's anticipated benefits under this Agreement.

         8.4 Miscellaneous. This Agreement (together with all other documents and instruments referred to herein): (a) constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof; (b) except as expressly set forth herein, is not intended to confer upon any other person any rights or remedies hereunder and (c) shall not be assigned by operation of law or otherwise, except as may be mutually agreed upon by the parties hereto.

         8.5 Separate Counsel. Each party hereby expressly acknowledges that it has been advised to seek its own separate legal counsel for advice with respect to this Agreement, and that no counsel to any party hereto has acted or is acting as counsel to any other party hereto in connection with this Agreement.

         8.6 Governing Law; Venue. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of Belize, Central America.

         8.7 Counterparts and Facsimile Signatures. This Agreement may be executed in two or more counterparts, which together shall constitute a single agreement. This Agreement and any documents relating to it may be executed and transmitted to any other party by facsimile, which facsimile shall be deemed to be, and utilized in all respects as, an original, wet-inked document.

         8.8 Amendment. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by all parties hereto.

         8.9 Parties In Interest: No Third Party Beneficiaries. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the parties hereto. This Agreement shall not be deemed to confer upon any person not a party hereto any rights or remedies hereunder.

         8.10 Waiver. No waiver by any party of any default or breach by another party of any representation, warranty, covenant or condition contained in this Agreement shall be deemed to be a waiver of any subsequent default or breach by such party of the same or any other representation, warranty, covenant or condition. No act, delay, omission or course of dealing on the part of any party in exercising any right, power or remedy under this Agreement or at law or in equity shall operate as a waiver thereof or otherwise prejudice any of such party's rights, powers and remedies. All remedies, whether at law or in equity, shall be cumulative and the election of any one or more shall not constitute a waiver of the right to pursue other available remedies.

         8.11 Expenses. At or prior to the Closing, the parties hereto shall pay all of their own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel and financial advisers.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


EQUITY FINANCE HOLDING CORP

By:                  /s/ James A. Bishop
                  --------------------------
Name:             James A. Bishop
Title:            Board Chairman
Address:          Suite 408, Calle Cleofas Ruiz #853-B
                  Zona Centro - C.P. 22710
                  Playas De Rosarito, B.C., Mexico

EFHLF STOCKHOLDERS:

By:                  /s/ James A. Bishop
                  -------------------------
Name:             James A. Bishop
                  Augen Opticien GMBH of Honk Kong Ltd.
                  EQUITY FINANCE INTERNATIONAL CORPORATION
                  International Money School

Address:          Suite 408, Calle Cleofas Ruiz #853-B
                  Zona Centro - C.P. 22710
                  Playas De Rosarito, B.C., Mexico

AUSTRALIA CHINA INVESTMENTS LIMITED

By:      /s/ Tang Yuxiang
         ----------------
Name:    Tang Yuxiang
Title:   Director
Address: East of Muping City, Yantai, Shandong, China.

AUSTRALIA CHINA INVESTMENTS STOCKHOLDERS:

   /s/ Tang Yuxiang
   ----------------
Name:  Tang Yuxiang
Address: East of Muping City, Yantai, Shandong, China.

   /s/ Qu Shuzhi
   ----------------
Name:  Qu Shuzhi
Address: East of Muping City, Yantai, Shandong, China.

                                   SCHEDULE A

                    AUSTRALIA CHINA INVESTMENTS STOCKHOLDERS


Name                                Address                                             No. of Shares

Tang Yuxiang                        East of Muping City, Yantai,                        2,500,000
                                    Shandong, China.


Qu Shuzhi                           East of Muping City, Yantai,                        2,500,000
                                    Shandong, China.



                                   SCHEDULE B

                               EFHLF STOCKHOLDERS

Name                                                 Address                                  No. of Shares
----                                                 -------                                  -------------

Augen Opticien GMBH
of Honk Kong Ltd.                         Suite 408, Calle Cleofas Ruiz #853-B                 1,000,000
                                          Zona Centro - C.P. 22710
                                          Playas De Rosarito, B.C., Mexico

EQUITY FINANCE
INTERNATIONAL CORPORATION                 Suite 408, Calle Cleofas Ruiz #853-B                 1,000,000
                                          Zona Centro - C.P. 22710
                                          Playas De Rosarito, B.C., Mexico

International Money School                Suite 408, Calle Cleofas Ruiz #853-B                 1,000,000
                                          Zona Centro - C.P. 22710
                                          Playas De Rosarito, B.C., Mexico

SIGNATURE


The registrant hereby certifies that it meets all the requirements for filing on Form 20-F and that it has duly caused and authorized the undersigned to sign this annual report registration statement on its behalf


                        YANTAI  DAHUA  HOLDINGS  COMPANY  LIMITED





                        By:    /s/ Tang Yuxiang
                        Tang Yuxiang, Chairman and Chief Executive Officer

Date: June 30, 2003